   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996.
                                              REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
          KCPL FINANCING I
          KCPL FINANCING II                        KANSAS CITY POWER & LIGHT
         KCPL FINANCING III                                 COMPANY
   (Exact name of registrants as                 (Exact name of registrant as
specified in their Trust Agreements)               specified in its charter)
            DELAWARE                                        MISSOURI
         (State or other jurisdiction of incorporation or organization)

 (To be applied for)     (I.R.S. Employer Identification Nos.)   44-0308720

                                                 Jeanie Sell Latz
                                  Senior Vice President and Chief Legal Officer
1201 Walnut                             Kansas City Power & Light Company
Kansas City, Missouri 64106-2124                    1201 Walnut
(816) 556-2200                          Kansas City, Missouri 64106-2124
(Address, including zip code, and    (Name, Address, including zip code, and
telephone number including area      telephone number including area code, of
code, of registrants' principal               agent for service)
executive offices)

                  PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:
                              R. Todd Vieregg, P.C.
                                 Sidley & Austin
                            One First National Plaza
                               Chicago, IL  60603
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE, AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                           Proposed
                                                            Maximum            Proposed maximum
   Title of each class of               Amount to        offering price        aggregate offering          Amount of
securities to be registered         be registered (1)     per unit (2)              price (2)          registration fee
------------------------------------------------------------------------------------------------------------------------
KCPL Financing I
KCPL Financing II
KCPL Financing III
  Preferred Securities............
------------------------------------------------------------------------------------------------------------------------
Kansas City Power & Light Company
  Guarantees with respect to
  Preferred Securities (3)........
------------------------------------------------------------------------------------------------------------------------
Kansas City Power & Light Company
  Junior Subordinated Deferrable
  Interest Debentures.............
------------------------------------------------------------------------------------------------------------------------
Total.............................   $300,000,000            100%              $300,000,000                $90,909
------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder a presently indeterminate number of Preferred Securities of KCPL Financing I, KCPL Financing II and KCPL Financing III (together with related Guarantees and Junior Subordinated Deferrable Interest Debentures of Kansas City Power & Light Company, for which no separate consideration will be received by any of the Registrants) all with an aggregate initial public offering price not to exceed $300,000,000.
(2) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed aggregate maximum offering price of the Preferred Securities.
(3) Includes the rights of holders of the Preferred Securities under the Guarantee Agreements and certain back-up undertakings as described in the Registration Statement.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

          This Registration Statement contains a prospectus and form of prospectus supplement to be used in connection with the offer and sale of Preferred Securities of KCPL Financing I, KCPL Financing II, and KCPL Financing III, each a Delaware business trust (collectively, the "Trusts").

          Kansas City Power & Light Company and the Trusts plan to consummate from time to time, transactions involving the sale of securities registered pursuant to this Registration Statement, provided that the proceeds therefrom will not exceed an aggregate amount of $300,000,000. No decisions have been made as to which securities will be issued or the timing or size of any offering of such securities. Such determinations will be made from time to time in the light of market and other conditions.

Information contained in this prospectus supplement is subject to completion pursuant to Rule 424 under the Securities Act of 1933. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission pursuant of Rule 415 under the Securities Act of 1933. A final prospectus supplement will be delivered to purchasers of these securities. This prospectus supplement and the prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                    SUBJECT TO COMPLETION, DATED ______, 199_
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ________, 199_)

                              PREFERRED SECURITIES
            % TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPrS-SM-")
                                KCPL FINANCING I
                 (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                        KANSAS CITY POWER & LIGHT COMPANY
                               -------------------
     The   % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent undivided preferred beneficial interests in the assets of KCPL Financing I, a statutory business trust formed under the laws of the State of Delaware ("the "Trust"). Kansas City Power & Light Company, a Missouri corporation ("KCPL"), will own all of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing
the proceeds thereof in an equivalent amount of     % Junior Subordinated
Deferrable Interest Debentures due ____ (the "Subordinated Debentures") of KCPL.
The Subordinated Debentures will mature on        ,_____, which date may be
shortened to a date not earlier than _______________, (such date, the "Stated Maturity"), in each
                                                  (continued on next page)
                              ---------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

     Application has been made to list the Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If so approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                             -----------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
WHICH IT RELATES.   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           INITIAL PUBLIC      UNDERWRITING     PROCEEDS TO
                          OFFERING PRICE (1)  COMMISSION (2)    TRUST (3)(4)

 Per Preferred Security          $                 (3)               $
 Total                           $                 (3)               $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)  Plus accrued distributions, if any, from _________  ____, 199_.
(2) The Trust and KCPL have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debentures, KCPL has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds
     $           per Preferred Security (or $       in the aggregate); provided,
     that such compensation for sales of 10,000 or more Preferred Securities to
     a single purchaser will be $          per Preferred Security. Therefore, to
     the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4)  Before deducting expenses of the offering which are payable by KCPL
     estimated at $            .
                                ----------------
     The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
     ,199_.
                               -------------------
                               MERRILL LYNCH & CO.
                               -------------------
     The date of this Prospectus Supplement is ________         , 199_.
-SM-"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM PREVIOUS PAGE)

case subject to satisfying certain conditions. The Subordinated Debentures when issued will be unsecured obligations of KCPL and will be subordinate and junior in right of payment to certain other indebtedness of KCPL, as described herein. Upon an event of default under the Declaration (as defined below), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments of distributions and payments upon redemption, liquidation and otherwise.

     Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of   % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing                          ("distributions").  The payment of
distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by KCPL (the "Preferred Securities Guarantee") to the extent described herein and under "Description of Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities if and to the extent that the Trust has funds available therefor, which will not be the case unless KCPL has made payments of interest or principal or other payments on the Subordinated Debentures held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with KCPL's obligations under the Subordinated Debentures and the Indenture (as defined below) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors-Rights Under the Preferred Securities Guarantee" herein. The obligations of KCPL under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of KCPL and rank PARI PASSU with the most senior preferred stock issued from time to time by KCPL. The obligations of KCPL under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as
defined herein) of KCPL, which aggregated approximately $      at September 30,
1996, and rank PARI PASSU with KCPL's other general unsecured creditors. The Subordinated Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust.

     The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. If KCPL does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to make distributions on the Preferred Securities. In such event, the Preferred Securities Guarantee will not apply to such distributions until the Trust has funds available therefor.

     So long as KCPL is not in default in the payment of interest on the Subordinated Debentures, KCPL has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Subordinated Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate
of     % percent per annum compounded quarterly, and during any Extension Period holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Description of the Subordinated Debentures--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

     The Subordinated Debentures are redeemable by KCPL, in whole or in part,
from time to time, on or after                 , or, in whole but not in part,
prior to                  , upon the occurrence of a Tax Event (as defined
herein). If KCPL redeems Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities-Tax Event Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debentures.

     KCPL will have the right at any time to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, KCPL will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Termination of the Trust and Distribution of Subordinated Debentures" and "Description of the Subordinated Debentures."

     In the event of the involuntary or voluntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

ABSENCE OF PRIOR PUBLIC MARKET

     Prior to this offering, there has been no public market for the Preferred Securities. Although application has been made to list the Preferred Securities on the New York Stock Exchange, there can be no assurance that, once listed, an active trading market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement.

RANKING OF PREFERRED SECURITIES GUARANTEE AND SUBORDINATED DEBENTURES

     KCPL's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of KCPL, including the Subordinated Debentures, and rank PARI PASSU with the most senior preferred stock issued from time to time by KCPL. The obligations of KCPL under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of KCPL and rank PARI PASSU with obligations to or rights of KCPL's other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debentures, at any time when (i) there is a default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of September 30, 1996, Senior Indebtedness of KCPL aggregated approximately $____ million. There are no terms in the Preferred Securities, the Subordinated Debentures or the Guarantee that limit KCPL's ability to incur additional indebtedness, including indebtedness which ranks senior to the Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Subordinated Debentures" in the accompanying Prospectus, and "Description of the Subordinated Debentures--Subordination" herein.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

     The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred

Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust.

          The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against KCPL to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If KCPL were to default on its obligation to pay amounts payable on the Subordinated Debentures or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Property Trustee (as defined herein) of its rights as registered holder of the Subordinated Debentures against KCPL pursuant to the terms of the Subordinated Debentures or
(2) by such holders of their right against KCPL to enforce payments on the Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debentures" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures against KCPL. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against KCPL to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing, and such event is attributable to the failure of KCPL to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, KCPL will be subrogated to the rights of such holder of

Preferred Securities under the Declaration to the extent of any payment made by KCPL to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures. See "Description of the Preferred Securities-Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     KCPL has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded quarterly) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. During any Extension Period, (a) KCPL may not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or
exchanged),   (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by KCPL that rank PARI PASSU with or junior to the Subordinated Debentures, and (c) KCPL may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, KCPL may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, KCPL may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities-Distributions" and "Description of the Subordinated Debentures-Option to Extend Interest Payment Period."

     Should KCPL exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities would be required to accrue income (as original issue discount ("OID")) in respect of the interest payable thereafter allocable to its Preferred Securities for United States federal income tax purposes, which would be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash and would not receive the cash from the Trust related to such income if such holder disposed of its Preferred Securities prior to the record date for the date on which distributions of such amounts were made. See United States Federal Income Taxation -- Interest Income and Original Issue Discount. KCPL has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should KCPL determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred

Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of KCPL's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities that do not have such rights. See "United States Federal Income Taxation--Sales of Preferred Securities."

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was released, which would, among other things, generally deny interest deductions for United States federal income tax purposes for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions of the Bill were proposed to be effective generally for debt instruments issued on or after December 7, 1995. If either provision were to apply to the Subordinated Debentures, KCPL would be unable to deduct interest on the Subordinated Debentures for United States federal income tax purposes. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. KCPL believes that, under current law, it will be able to deduct interest on the Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of KCPL to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit KCPL to cause a redemption of the Preferred Securities. See "Description of the Preferred Securities -- Tax Event Redemption" and "United States Federal Income Taxation -- Possible Tax Law Changes."

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures upon the occurrence of a Tax Event, or in other circumstances, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures and KCPL contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Tax Event Redemption" and "Description of the Subordinated Debentures".

REDEMPTION OR DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     KCPL will have the right at any time to terminate the Trust and, after satisfaction of claims of creditors as provided by applicable law, to cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. In certain circumstances, KCPL will have the right to redeem the Subordinated Debentures, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by KCPL. See "Description of the Preferred Securities--Tax Event Redemption" and "United States Federal Income Taxation."

     Under current United States federal income tax law, a distribution of Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Subordinated Debentures would be a taxable event to holders of Preferred Securities. Moreover, the redemption of the Subordinated Debentures upon occurrence of a Tax Event, or a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein and in the accompanying Prospectus.
See "Description of the Preferred Securities--Tax Event Redemption" and "Description of the Subordinated Debentures-General."

SHORTENING THE STATED MATURITY OF THE SUBORDINATED DEBENTURES

     KCPL will have the right at any time to shorten the maturity of the Subordinated Debentures to a date not earlier than ____________, ____________.

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, KCPL Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of Preferred Securities--Voting Rights."

TRADING PRICE OF PREFERRED SECURITIES

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder of Preferred Securities who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Subordinated Debentures are deemed to have been issued with OID) and who disposes of such Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or possibly OID), and to add such amount to the adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving KCPL that may adversely affect such holders. See "Description of the Subordinated Debentures."

                        KANSAS CITY POWER & LIGHT COMPANY

Kansas City Power & Light Company, a Missouri corporation, is a medium-size electric utility, headquartered in downtown Kansas City, which generates and distributes electricity to over 430,000 customers in a 4,700-square mile area located in 23 counties in western Missouri and eastern Kansas. Customers include 380,000 residences, 50,000 commercial firms, and over 3,000 industries, municipalities and other electric utilities. About two-thirds of total Kwh sales and revenue are from Missouri customers and the remainder from Kansas customers. The address of the principal executive office is 1201 Walnut, Kansas City, Missouri 64106-2124 (Telephone: (816) 556-2200.

                                    THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December __, 1996. The business of the Trust is defined in a declaration of trust executed by KCPL, as sponsor (the "Sponsor"), and the Trustees (as defined herein). Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities-Book-Entry Only Issuance-The Depository Trust Company." KCPL will acquire Common Securities in an aggregate liquidation amount equal to approximately 3 percent of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of 45 years, but may terminate earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of the Trustees of the Trust will initially be four. Two of the Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, KCPL. A third trustee will be a financial institution that is unaffiliated with KCPL, which trustee will serve as property trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The fourth Trustee will be either a legal entity with its principal place of business in Delaware or an individual resident in Delaware, which will serve for the limited purpose of satisfying certain Delaware laws (the "Delaware Trustee"). Initially, The First National Bank of Chicago will be the Property Trustee and First Chicago Delaware Inc. will be the Delaware Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will act as trustee (the "Preferred Guarantee Trustee") under the Preferred Securities Guarantee. The First National Bank of Chicago will act as Debt Trustee (as defined herein) under the Indenture. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus and "Description of the Preferred Securities-Voting Rights" herein.

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. KCPL, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. KCPL will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Subordinated Debentures-Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                             SELECTED FINANCIAL DATA
                        KANSAS CITY POWER & LIGHT COMPANY

Income Statement Information
                                                                   Twelve Months
                                     Year Ended December 31,           Ended
                                 -------------------------------  Sept. 30, 1996
                                                                  --------------
                                  1993        1994        1995      (Unaudited)
                                  ----        ----        ----
                                           (Thousands)
 (Thousands)
Operating revenues. . . . . . . .$857,450   $868,272   $885,955      $907,105
Operating income. . . . . . . . .$156,302   $149,691   $167,048      $179,636
Net income. . . . . . . . . . . .$105,772   $104,775   $122,586      $111,753


                               RECENT DEVELOPMENTS

                                [ To be completed
                                as of the date of
                           the Prospectus Supplement]


                             CAPITALIZATION OF KCPL

     The following table sets forth the capitalization of KCPL at September 30, 1996, and KCPL's capitalization as of such date as adjusted to reflect the sales of the Preferred Securities but does not reflect any portion of the $398 million principal amount of Medium-Term Notes which are being offered by the Company for sale from time to time through agents pursuant to separate properties. In the fourth quarter of 1996, $98 million of these Notes have been issued. The table should be read in conjunction with KCPL's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                   September 30, 1996
                                               -------------------------
                                                       (Millions)

                                             Actual              Adjusted
                                                    (unaudited)

Long-term debt(1):
      Bonds                                  $  762                 762
      Subsidiary Obligations                    119                 119
                                             ------              ------
             Total Long-term debt               881                 881

Preferred Stock                                  90                  90
Company Obligated Mandatorily Redeemable
 Preferred Securities of Subsidiary Trust                           300
Common equity                                   917                 917
                                             ------              ------
             Total                            $1888               $2188
                                             ------              ------
                                             ------              ------



(1)  Includes long-term debt included in current liabilities.



                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated into KCPL's consolidated financial statements, with the Preferred Securities treated as minority interest and shown in KCPL's balance sheet as "Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Company subordinated debt securities." The financial statement footnotes of KCPL will reflect that the sole asset of the Trust will be the Subordinated Debentures. See "Capitalization."


                                 USE OF PROCEEDS

     The Trust will use the proceeds of the sale of the Trust Securities to acquire Subordinated Debentures from KCPL. KCPL intends to add the net proceeds from the sale of the Subordinated Debentures to the general funds of KCPL for use for corporate purposes, which may include capital expenditures, acquisitions, refinancing or repurchase of outstanding long-term debt, preferred and common securities, investments in subsidiaries, and repayment of short-term debt and other business opportunities.

                     DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the

Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities, which supplements and to the extent inconsistent, replaces, the description set forth under the caption "Description of the Preferred Securities" in the accompanying Prospectus, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by KCPL. The Common Securities rank PARI PASSU, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own and hold the Subordinated Debentures for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by KCPL to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Subordinated Debentures except in the limited circumstances in which the holder may take Direct Action. See "Voting Rights" and "Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum of _____% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears will bear interest at the same per annum rate (to the extent permitted by applicable law). The term "distributions" as used herein includes any such interest payable unless otherwise stated. Distributions on the Preferred Securities will be cumulative, will accrue from the date of the initial issuance of the Preferred Securities and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing _______, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30 day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter.

     KCPL has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures issued thereunder which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue interest since interest would continue to accrue on the Subordinated Debentures) during any such extended interest payment period. In the event that KCPL exercises this right, then (a) KCPL may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or exchanged), (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by KCPL which rank PARI PASSU with or junior to the Subordinated Debentures, and (c) KCPL may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). This prohibition effectively requires that any Extension Period with respect to any series of Subordinated Debentures will also apply to each other series of subordinated debentures issued under the Indenture to other trusts similar to the Trust. Prior to the termination of any such Extension Period, KCPL may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, KCPL may select a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See " -- Voting Rights" and "Description of the Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by KCPL to the extent set forth under "Description of the Preferred Securities Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Subordinated Debentures. Such distributions will be paid through the Property Trustee, which will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-Book-Entry Only Issuance -- The Depository Trust Company" below. In the event the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees will have the right to select relevant record dates which will be at least one Business Day, but less than 60 Business Days, prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means any day other than a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or required by law to close.

REDEMPTION

     The Subordinated Debentures will mature on _________ __, ____ and may be redeemed, in whole or in part, at any time on or after __________ __, ____, or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Subordinated Debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that, except in the case of payments upon maturity, holders of Trust Securities will be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Subordinated Debentures." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance-- The Depository Trust Company" below.

TAX EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion from independent tax counsel experienced in such matters (a "Redemption Tax Opinion") to the effect that, on or after the date of this Prospectus Supplement, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that interest payable to the Trust on the Subordinated Debentures would not be deductible in whole or in part by KCPL for United States federal income tax purposes, which change or amendment becomes effective on or after the date of this Prospectus Supplement.

     If at any time a Tax Event has occured and is continuing with respect to the Trust or the Preferred Securities, the Trust may, upon not less than 30 nor more than 60 days notice, redeem the Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that, if at the time there is available to KCPL or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, KCPL or the holders of the Trust Securities, KCPL or the Trust will pursue such measure in lieu of redemption.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities of the Trust unless all accrued and unpaid distributions have been paid on all Trust Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities of the Trust (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, provided that KCPL has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrecovable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption has been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by KCPL pursuant to the Preferred Securities Guarantee, distributions on such Preferred Securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), KCPL or its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

DISSOLUTION; DISTRIBUTION OF SUBORDINATED DEBENTURES

     In the event of any voluntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions, on the Preferred Securities have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities.

     If upon any such dissolution the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities.

     Pursuant to the Declaration, the Trust will terminate (i) on________ 20 ___ [45 years], the expiration of the term of the Trust, (ii) upon the bankruptcy of KCPL, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to KCPL, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of KCPL and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the entry of a decree of judicial dissolution of KCPL or the Trust, (v) upon the redemption of all of the Trust Securities, (vi) upon the dissolution of the Trust in accordance with the terms of the Trust Securities pursuant to which all Subordinated Debentures shall have been distributed to the holders of the Trust Securities, or (vii) at any time at the option of KCPL upon its written direction to the Property Trustee to dissolve the Trust and distribute the Subordinated Debentures to the holders of the Trust Securities.

     If Subordinated Debentures are distributed to the holders of the Preferred Securities, KCPL will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities and Preferred Securities Guarantees will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities and Preferred Securities Guarantees not held by the depositary or its nominee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to KCPL or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") (see "Description of the Subordinated Debentures -- Indenture Events of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities or its consequences until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore under the Indenture.

     If the Property Trustee fails to enforce its rights under the Subordinated Debentures after a holder of Preferred Securities has made a written request, such holder may institute a legal proceeding against KCPL to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of KCPL to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of, or interest on, Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, KCPL will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by KCPL to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Subordinated Debentures, will have the right under the Indenture to declare the principal of, and interest on, the Subordinated Debentures to be immediately due and payable. KCPL and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as provided below, under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. In the event that KCPL elects to defer payments of interest on the Subordinated Debentures as described above under" -- Distributions," the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

     The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Subordinated Debentures, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required; provided, however, that where a consent under the Indenture would require the consent of the holders of more than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), only the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures may direct the Property Trustee to give such consent. If the Property Trustee fails to enforce its rights under the Declaration, a holder of Preferred Securities may institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Declaration without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee will notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debentures. Such notice will state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee will not take any action described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture for any amendment, modification or termination of the Indenture, the Property Trustee will request, and act only in accordance with, the direction of the holders of a majority in liquidation amount of the Preferred Securities and, if no Declaration Event of Default has occurred and is continuing, the holders of a majority in liquidation amount of the Common Securities, voting together as separate classes, provided that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Preferred Securities and Common Securities, respectively, which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee will not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holder of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, neither KCPL nor any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, KCPL, will be entitled to vote or consent with respect to any Preferred Securities which at such time are owned by KCPL or any such entity, and such Preferred Securities will, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-entry only Issuance -- The Depository Trust Company."

     Holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by KCPL, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended or modified if approved and executed by a majority of the Regular Trustees, provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of the holders of at least 66-2/3 per cent in liquidation amount of the Trust Securities affected thereby, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of the holders of 66-2/3 per cent in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust, for purposes of United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities in priority with respect to distributions and payments upon liquidation, redemption, maturity and otherwise,
(ii) KCPL expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, or any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, KCPL has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) KCPL guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust will not, except with the consent of the holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust.

BOOK-ENTRY ONLY ISSUANCE - THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Preferred Securities certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC ("Global Certificates").

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The

Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised KCPL that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for certificated Preferred Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in the Preferred Securities to be redeemed; provided that if, as a result of such pro rata redemption, Direct Participants would hold fractional interests in the Preferred Securities, DTC will adjust the amount of the interest of each Direct Participant to be redeemed to avoid such fractional interests.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee or KCPL, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither KCPL, the Trust nor any Trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of KCPL) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities of such Trust will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that KCPL and the Trust believe to be reliable, but KCPL and the Trust assume no responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, from exercising the rights and powers vested in it by the Declaration. The Property Trustee also serves as trustee under the Preferred Securities Guarantee. KCPL and its officers and directors have no material relationship with the Property Trustee except that
(a) the Property Trustee is a dealer in commercial paper issued by KCPL, (b) the Property Trustee is trustee and remarketing agent for certain governmental revenue bonds which are payable with amounts paid by KCPL to the issuer of such bonds, and (c) KCPL and its principal subsidiary maintain lines of credit with the Property Trustee.

REGISTRAR AND TRANSFER AGENT

     In the event that the Preferred Securities do not remain in book-entry only form, the Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Regular Trustees may require) in respect of any tax or other governmental charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

          The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States Federal income tax purposes as other than a grantor trust. KCPL is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of KCPL for United States federal income tax purposes. In this connection, the Regular Trustees and KCPL are authorized to take any action, not inconsistent with applicable law, or the corporate charter of KCPL, that each of the Regular Trustees and KCPL determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

     Holders of Preferred Securities will have no preemptive or similar rights.


                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Pursuant to the Preferred Securities Guarantee, KCPL will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) except to the extent paid by the Trust, as and when due, regardless of any defense, right of setoff or counterclaim which the Trust may have or assert. KCPL's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by KCPL to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Guarantee Trustee. The terms of the Preferred Securities Guarantee will be those set forth in such Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."


                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the

Subordinated Debentures". The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of
                                , between KCPL and The First National Bank of
Chicago, as Trustee (the "Debt Trustee"), as supplemented by a Supplemental
Indenture dated as of                            (said Indenture, as so
supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

     KCPL will have the right at any time to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, KCPL will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Subordinated Debentures will be issued as unsecured indebtedness of KCPL under the Indenture. The Subordinated Debentures will be limited in
aggregate principal amount to approximately  $            , such amount being
the sum of the aggregate stated liquidation amount of the Trust Securities.

     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as
defined herein), if any, on                        , subject to the right of
KCPL to shorten the maturity date to a date no earlier than                .

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" and "The Depositary" below. In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of KCPL by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto.
Notwithstanding the foregoing, so long as the holder of any Subordinated Debentures is the Property Trustee, the payment of principal and interest on the Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving KCPL that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of KCPL, whether now existing or hereafter incurred. Senior Indebtedness may include Indebtedness of KCPL which is subordinated to other Indebtedness of KCPL but nevertheless senior to the Subordinated Debentures. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debentures may be made if (a) there is a default in the payments of principal, premium, interest or any other payment due on any Senior Indebtedness, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of KCPL to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" means (i) any payment in respect of (a) indebtedness of KCPL for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by KCPL including, without limitation, indebtedness evidenced by securities issued pursuant to its General Mortgage Indenture and Deed of Trust dated as of December 1, 1986, between KCPL and UMB Bank, N.A., as supplemented, and pursuant to other indentures with various trustees (other than the Indenture); (ii) all capital lease obligations of KCPL; (iii) all obligations of KCPL issued or assumed as the deferred purchase price of property, all conditional sale obligations of KCPL and all of its obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of KCPL for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through
(iv) above of other Persons for the payment of which KCPL is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of KCPL (whether or not such obligation is assumed by KCPL), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Subordinated Debentures, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or other entity affiliated with KCPL which is a financing vehicle of KCPL in connection with the issuance of preferred securities by such entity or other securities which rank PARI PASSU with, or junior to, the Preferred Securities, and (2) any indebtedness between or among KCPL and its affiliates. Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by KCPL. As of September 30, 1996, Senior Indebtedness of KCPL aggregated approximately $________ million.

OPTIONAL REDEMPTION

     KCPL will have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, on or after _____________ __, ____, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Tax Event Redemption" herein, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, KCPL may only redeem the Subordinated Debentures in whole.

OPTION TO CHANGE MATURITY DATE

     KCPL will have the right at any time to shorten the maturity of the Subordinated Debentures to a date not earlier than _____________ __, ____.

INTEREST

     Each Subordinated Debenture will bear interest at the rate of ___% per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing ________ __, _____, to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If the Subordinated Debentures do not continue to remain in book-entry only form, KCPL will have the right to select record dates which may not be less than fifteen days prior to each Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     KCPL will have the right at any time, and from time to time, during the term of the Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, KCPL will pay all interest then accrued and unpaid (including any Additional Interest, together with the interest thereon compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, (a) KCPL may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or exchanged), (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by KCPL which rank PARI PASSU with or junior to the Subordinated Debentures to which such Extension Period applies and (c) KCPL may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). This covenant effectively requires that any Extension Period with respect to payment of interest on any series of Subordinated Debentures will also apply to each other series of subordinated debentures issued under the Indenture to other trusts similar to the Trust. Prior to the termination of any such Extension Period, KCPL may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, KCPL may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, will be due and payable, KCPL has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee is the sole holder of the Subordinated Debentures, KCPL will give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities on the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees will give notice of KCPL's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee is not the sole holder of the Subordinated Debentures, KCPL will give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next Interest Payment Date or (ii) the date KCPL is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Subordinated Debentures affected thereby on the record or payment date of such related interest payment, but in any event at least two Business Days before such record date.

ADDITIONAL INTEREST

     If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, KCPL will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for United States federal income tax purposes for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer, or where the instrument is issued with a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Subordinated Debentures, KCPL would be unable to deduct interest on the Subordinated Debentures for United States federal income tax purposes. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. KCPL believes, that, under current law, it will be able to deduct interest on the Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not be enacted which may affect the ability of KCPL to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit KCPL to cause a redemption of the Preferred Securities. See "Description of the Preferred Securities -- Tax Event Redemption or Distribution" in the accompanying Prospectus. Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities to holders thereof.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default has occured and is continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures. See "Description of Subordinated Debentures -- Indenture Events of Default" in the accompanying Prospectus for a description of Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as a holder of Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and is attributable to the failure of KCPL to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable, KCPL acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by KCPL in connection with a Direct Action, KCPL will remain obligated to pay the principal of or interest on the Subordinated Debentures held by the Trust or the Property Trustee, and KCPL will be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by KCPL to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures will be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or, if such person is not a Participant on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Subordinated Debentures under the Indenture.

THE DEPOSITARY

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance - the Depository Trust Company" As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Subordinated Debentures represented by one or more Global Securities. KCPL may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of KCPL, the Trust, the Property Trustee, any paying agent or any other agent of KCPL or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security will be exchangeable for Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies KCPL that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) KCPL, in its sole discretion, determines that such Global Security will be so exchangeable or (iv) there has occurred an Indenture Event of Default with respect to such Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

          If the Subordinated Debentures are not represented by one or more Global Securities, certificates evidencing the Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by KCPL for such purpose with respect to the Subordinated Debentures, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. KCPL has appointed the Debt Trustee as Debenture Registrar with respect to the Subordinated Debentures.
KCPL may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that KCPL will be required to maintain a transfer agent at the place of payment. KCPL may at any time designate additional transfer agents with respect to the Subordinated Debentures.

          In the event of any redemption of only a part of the Subordinated Debentures, KCPL will not be required to (i) issue, exchange or register the transfer of Subordinated Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the Subordinated Debentures and ending at the close of business on the date of such mailing and (ii) register the transfer of or exchange any Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debentures being redeemed in part.


GOVERNING LAW

     The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Indenture will provide that KCPL will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures,
(ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by KCPL.

     KCPL will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirectly wholly-owned subsidiary of KCPL; provided that, in the event of any such assignment, KCPL will remain liable for all of such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

             EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES
                     AND THE PREFERRED SECURITIES GUARANTEE


     As set forth in the Declaration, the sole purposes of the Trust are to (i) issue Trust Securities, (ii) invest the proceeds thereof in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) KCPL will pay for all costs and expenses of the Trust; and (iv) the Declaration provides that the Trustees may not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by KCPL as and to the extent set forth under "Description of the Preferred Securities Guarantee" in the accompanying Prospectus. If KCPL does not make interest payments on the Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If KCPL fails to make interest or other payments on the Subordinated Debentures when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights" in this Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Subordinated Debentures, including proceeding directly against KCPL to enforce the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against KCPL to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust.

     If KCPL fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities affected thereby may institute a legal proceeding directly against KCPL to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by KCPL of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying Prospectus.

                      UNITED STATES FEDERAL INCOME TAXATION

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders that purchase the Preferred Securities upon original issuance. This summary does not address all the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons whose functional currency is other than the United States dollar, persons who hold Preferred Securities as part of a straddle, hedging or conversion transaction or, except as specifically described herein, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign laws. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Each holder should consult its tax advisor as to its particular tax consequences of acquiring, holding, and disposing of the Preferred Securities, including the tax consequences under state, local, and foreign laws.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

     It is a condition to the issuance of the Preferred Securities that Sidley & Austin render its opinion generally to the effect that, under then current United States federal income tax law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of KCPL. Accordingly, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

CLASSIFICATION OF THE TRUST

     It is a condition to the issuance of the Preferred Securities that Sidley & Austin render its opinion generally to the effect that, under then current United States federal income tax law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any interest or original issue discount ("OID") accrued with respect to its allocable share of those Subordinated Debentures. Investors should be aware that the foregoing opinions of Sidley & Austin have not been confirmed by the Internal Revenue Service (the "Service"), by private ruling or otherwise, and are not binding on the Service or the courts.

     KCPL, the Trust, and, by its acceptance of a Preferred Security or a beneficial interest therein, the holder of, and any person that acquires a beneficial interest in, such Preferred Security agree to treat such Preferred Security and the Subordinated Debentures consistently with the foregoing opinions.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Unless the Subordinated Debentures are issued with OID, stated interest on the Subordinated Debentures will be taxable to a holder as ordinary income at the time such interest is paid (if the holder uses the cash method of accounting for tax purposes) or accrued (if the holder uses the accrual method of accounting for tax purposes). Under regulations of the U.S. Treasury Department, the Subordinated Debentures will not be considered issued with OID if the likelihood of KCPL exercising its right to defer interest (as described under "Description of the Subordinated Debentures--Option to Extend Interest Payment Period") is considered a "remote" contingency at the time the Subordinated Debentures are issued. KCPL believes that such likelihood is remote, because exercise of its right to defer interest would prevent KCPL from declaring dividends on its capital stock. Accordingly, KCPL intends to take the position that the Subordinated Debentures will not be issued with OID. However, the definition of the term "remote" in the regulations has not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service would assert that the Subordinated Debentures were issued with OID. Assuming the Subordinated Debentures continue to remain in book-entry only form, a determination that the Subordinated Debentures were issued with OID would not result in substantially different United States federal income tax consequences to accrual method taxpayers or to cash-method taxpayers whose taxable year is the calendar year. Holders not described in the preceding sentence, if any, would recognize the acceleration of up to three months' interest income.

     If, notwithstanding KCPL's current belief, it does exercise its right to defer interest payments, the Subordinated Debentures would be treated as if they were retired and then reissued with OID at such time. In such case, the amount of OID would generally be equal to the interest payable thereafter.

     If the Subordinated Debentures are treated as having been issued or reissued with OID (either because KCPL exercises its right to defer interest payments or because the likelihood of exercise of such right is not considered a remote contingency at the time of issuance), holders would include that interest in income on an economic accrual basis, regardless of their method of tax accounting. The amount of OID that accrued in any quarter would approximately equal the amount of interest that accrued on the Subordinated Debentures in that quarter at the stated interest rate. If interest payments were received later than the taxable year in which the interest accrued, OID treatment would have the effect of accelerating the reporting of income for holders who otherwise use a cash method of tax reporting.

MARKET DISCOUNT AND PREMIUM

     Holders of Preferred Securities other than holders that purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interest in the Subordinated Debentures with market discount, amortizable bond premium or acquisition premium as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Dissolution; Distribution of Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for Preferred Securities and in liquidation of the Trust. Under current United States federal income tax law, such a redemption would be treated as a non-taxable event to each holder, and each holder would have an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

     Under certain circumstances, as described under the captions "Description of the Preferred Securities--Redemption," "Description of the Preferred Securities--Tax Event Redemption," and "Description of the Subordinated Debentures--Optional Redemption," the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current United States federal income tax law, such a redemption would be a taxable event, and a holder would recognize gain or loss as if such holder sold such redeemed Preferred Securities for cash. See "Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Preferred Securities will generally be the initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities. Such gain or loss will generally be a capital gain or loss and will generally be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at prices that do not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder if the Subordinated Debentures are deemed to have been issued with OID) and that disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to such holder's adjusted tax basis in the pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent that the selling price is less than the holder's adjusted tax basis (so determined) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a foreign estate or trust. This discussion assumes that income with respect to the Preferred Securities is not effectively connected with a trade or business in the United States in which the United States Alien Holder is engaged.

     Under current United States federal income tax law, and subject to the discussion of backup withholding in the following section: (1) payments with respect to principal and interest (including any OID) by the Trust or any of its paying agents to any holder of a Preferred Security that is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, in the case of interest, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of KCPL entitled to vote,
(b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related, directly or indirectly, to KCPL through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customer' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Securities in such capacity, certifies to the Trust or its agent, under penalties or perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof, and (2) a United States Alien Holder of a Preferred Security will generally not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Preferred Security.

     On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of United States Alien Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. Prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

     In the case of a United States Alien Holder, backup withholding and information reporting do not apply to payments of principal and interest with respect to a Preferred Security with respect to which such Holder has provided the required certification under penalties of perjury that such Holder is a United States Alien Holder or has otherwise established an exemption, provided that certain conditions are satisfied.

     In general, (i) principal or interest payments with respect to a Preferred Security collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Preferred Security and (ii) payments on the sale, exchange or retirement of a Preferred Security to or through a foreign office of a broker are not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% of more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under the backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for United States federal income tax purposes for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer, or where the instrument is issued with a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions of the Bill proposed were to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Subordinated Debentures, KCPL would be unable to deduct interest on the Subordinated Debentures for United States federal income tax purposes. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. KCPL believes that, under current law, it will be able to deduct interest on the Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not be adopted which may affect the ability of KCPL to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit KCPL to cause a redemption of the Preferred Securities. See "Description of the Preferred Securities -- Tax Event Redemption." Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities to holders thereof.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representative (the "Representative"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                       NUMBER OF PREFERRED
          UNDERWRITERS                                 SECURITIES

          Merrill Lynch, Pierce, Fenner & Smith
          Incorporated    .....................................






                                             ---------------------
                                             ---------------------


     The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities
dealers at such price less a concession of $     per Preferred Security.  The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $     per Preferred Security to certain brokers and dealers.  After the
Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representative.

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debentures of KCPL, the Purchase Agreement provides that KCPL will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $
per Preferred Security (or $     in the aggregate) for the accounts of the
several Underwriters; provided that, such compensation for sales of 10,000 or
more Preferred Securities to any single purchaser will be $      per Preferred
Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     During a period of 30 days from the date of this Prospectus Supplement, neither the Trust nor KCPL will, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or

Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities offered hereby).

     Application has been made to list the Preferred Securities on the New York Stock Exchange. If so approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representative has advised the Trust that it intends to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     The Trust and KCPL have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, KCPL and its subsidiaries in the ordinary course of business.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED DECEMBER __, 1996
                                KCPL FINANCING I
                                KCPL FINANCING II
                               KCPL FINANCING III

                              PREFERRED SECURITIES
               (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                        KANSAS CITY POWER & LIGHT COMPANY

                              --------------------

     KCPL Financing I, KCPL Financing II, and KCPL Financing III, each a statutory business trust formed under the laws of the State of Delaware (each, a "Trust" and, collectively, the "Trusts") may severally offer, from time to time, their respective preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Trust. Kansas City Power & Light Company, a Missouri corporation ("KCPL"), will be the sole owner of the undivided common beneficial interests in such assets represented by common securities (the "Common Securities", together with the Preferred Securities herein referred to as the "Trust Securities") of each Trust. The payment of periodic cash distributions ("distributions") with respect to the Preferred Securities and payments on liquidation or redemption with respect to such Preferred Securities will be each guaranteed by KCPL in the case of each Trust (a "Preferred Guarantee"), in each case only out of funds held by such Trust. KCPL's obligations under the Preferred Security Guarantee will be subordinate and junior in right of payment to all other liabilities of KCPL and will rank PARI PASSU with the most senior preferred stock issued by KCPL. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof in KCPL's junior subordinated deferrable interest debentures (the "Subordinated Debentures") having terms corresponding to such Trust's Preferred Securities. The Subordinated Debentures will be unsecured and subordinated indebtedness of KCPL issued under an indenture dated as of __________, 199_ between the Company and The First National Bank of Chicago, as Trustee (such indenture, as the same may be supplemented or amended from time to time, herein referred to as the "Indenture"). The Subordinated Debentures held by each Trust will be its sole assets, and the payments of principal of and interest on such Subordinated Debentures will be its only revenues. The Subordinated Debentures purchased by a Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in
connection with the dissolution of such Trust.   In addition, upon the
occurrence of certain events, KCPL may redeem the Subordinated Debentures and cause the redemption of the Preferred Securities.

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part will not exceed $300,000,000. Certain specific terms of each Trust's Preferred Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including, where applicable and to the extent not set forth herein, the identity of the Trust, the specific title, the aggregate amount, the distribution rate (or the method for determining such rate), the stated liquidation amount, redemption provisions, other rights, the initial public offering price and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution." The names of any of the underwriters or dealers involved in the sale of the Preferred Securities in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers, any applicable commissions or discounts and the net proceeds to each Trust will be set forth in the applicable Prospectus Supplement.

     Each Prospectus Supplement will also contain information concerning certain United States federal income tax considerations applicable to the Preferred Securities offered thereby.

                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                The date of this Prospectus is ___________, 199_.

                              AVAILABLE INFORMATION

          KCPL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). KCPL and the Trusts have filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Preferred Securities offered hereby and certain related securities. This Prospectus does not contain all of the information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to KCPL and the Preferred Securities offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. KCPL is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by KCPL with the Commission have been filed electronically. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including KCPL) that file electronically with the Commission at (http:// www.sec.gov). Certain of KCPL's securities are listed on the New York Stock Exchange and such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          No separate financial statements of the Trusts are included herein. KCPL considers that such financial statements would not be material to holders of the Preferred Securities because: (i) all of the Common Securities of the Trusts are owned by KCPL, a reporting company under the Exchange Act; (ii) the Trusts have no independent operations; but exist for the sole purpose of issuing the Trust Securities and holding the Subordinated Debentures as trust assets; and (iii) the obligations of the Trusts under the Preferred Securities, to the extent funds are available therefor, are fully and unconditionally guaranteed to the extent set forth herein by KCPL.

          The Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Annual Report of KCPL on Form 10-K, as amended, for the year ended December 31, 1995, the Quarterly Reports of KCPL on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, and the Current Reports of KCPL on Form 8-K dated May 22, 1996, May 28, 1996, and September 19, 1996, are incorporated by reference into this Prospectus. All documents filed by KCPL pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Preferred Securities contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

          KCPL hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests should be directed to Corporate Secretary, Kansas City Power & Light Company, 1201 Walnut, Kansas City, Missouri 64106-2124 (Telephone: (816) 556-
2053).

                        KANSAS CITY POWER & LIGHT COMPANY

          Kansas City Power & Light Company, a Missouri corporation, is a medium-size electric utility, headquartered in downtown Kansas City, which generates and distributes electricity to over 430,000 customers in a 4,700-square mile area located in 23 counties in western Missouri and eastern Kansas. Customers include 380,000 residences, 50,000 commercial firms, and over 3,000 industries, municipalities and other electric utilities. About two-thirds of total Kwh sales and revenue are from Missouri customers and the remainder from Kansas customers. The address of its principal executive office is 1201 Walnut, Kansas City, Missouri 64106-2124 (Telephone: (816) 556-2200).

                                   THE TRUSTS

          Each of the Trusts is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December __, 1996. The business of each Trust is defined in a Declaration of Trust, executed by KCPL as sponsor (the "Sponsor"), and the Trustees (as defined herein). The Declaration of Trust of each Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. KCPL will acquire all of the Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of each Trust. Each Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Each Trust has a term of approximately 45 years, but may terminate earlier as provided in the applicable Declaration.

          Each Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by KCPL, as holder of the Common Securities. The duties and obligations of the

Trustees will be governed by the Declaration. Pursuant to the Declaration, the number of Trustees will initially be four. Two of the Trustees (the "Regular Trustees") will be persons who are employees or officers of or affiliated with, KCPL. The third Trustee will be a corporation which maintains a principal place of business in the State of Delaware that will serve for the sole purpose of complying with certain Delaware laws (the "Delaware Trustee"). The fourth Trustee will be a financial institution unaffiliated with KCPL which will serve as property trustee under the Declaration and as indenture trustee for purposes of the Trust Indenture Act (the "Property Trustee"). First Chicago Delaware Inc. ("First Chicago Delaware") will act as the Delaware Trustee and The First National Bank of Chicago will act as the Property Trustee, in each case until removed or replaced by the holder of the Common Securities. The First National Bank of Chicago will also act as indenture trustee under the Preferred Securities Guarantee (the "Guarantee Trustee"). See "Description of the Preferred Securities Guarantee."

          The Property Trustee will hold title to the Subordinated Debentures held by each Trust for the benefit of the holders of the Trust Securities issued by such Trust and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of such Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account for each Trust (the "Property Account") to hold all payments made in respect of the Subordinated Debentures held by such Trust for the benefit of the holders of the Trust Securities issued by such Trust. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities issued by each Trust out of funds from the Property Account of such Trust. The Guarantee Trustee will hold each Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. KCPL, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase the number of Trustees, provided that the number of Trustees will be at least four, two of which will be Regular Trustees. KCPL will pay all fees and expenses related to the Trust, the offering of the Preferred Securities and the issuance of the Subordinated Debentures. See "Description of the Subordinated Debentures -- Miscellaneous."

          The rights of the holders of the Preferred Securities of each Trust, including economic rights, rights to information and voting rights, are as set forth in the Declaration for such Trust, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Preferred Securities."

          The Property Trustee for each Trust is The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. The principal place of business of each Trust shall be c/o Kansas City Power & Light Company, 1201 Walnut, Kansas City, Missouri 64106-2124 (telephone number 816/556-2200).

          Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from KCPL, 1201 Walnut, Kansas City, Missouri 64106-2124 (telephone number 816/556-
2200).

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
               FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS



                                                                           Year Ended December 31,
                                        Twleve Months Ended      ----------------------------------------------
                                        September 30, 1996       1995      1994      1993      1992       1991
                                        -------------------      ----------------------------------------------
                                                                                     (Thousands)

Ratio of earnings to fixed charges                     3.37      3.94      4.07      3.80      3.12       3.22
                                        -------------------      ---------------------------------------------

Ratio of earnings to combined fixed
   charges and preferred dividend
   requirements                                        3.12      3.59      3.69      3.51      2.90       2.85
                                        -------------------      ---------------------------------------------



(1) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of net income plus interest charges, income taxes and the estimated interest component of rents. "Fixed charges" consists of interest charges and the estimated interest component of rents.

(2) For the purpose of computing the ratio of earnings to fixed charges plus preferred dividend requirements, "earnings" consist of net income plus interest charges, income taxes and the estimated interest component of leased property. "Fixed charges" consists of interest charges and the estimated interest component of leased property. "Preferred dividend requirements" consists of the calculated pre-tax preferred dividend requirement.


                                 USE OF PROCEEDS

          Each Trust will use the proceeds of the sale of the Trust Securities to acquire Subordinated Debentures from KCPL. Unless otherwise indicated in the applicable Prospectus Supplement, KCPL intends to add the net proceeds from the sale of the Subordinated Debentures to the general funds of KCPL for use for corporate purposes, which may include capital expenditures, acquisitions, refinancing or repurchase of outstanding long-term debt, preferred and common securities, investments in subsidiaries, and repayment of short-term debt and other business opportunities.


                     DESCRIPTION OF THE PREFERRED SECURITIES

          The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration will be qualified as an indenture under the Trust Indenture Act.
The Property Trustee will act as Indenture Trustee for purposes of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debentures held by the Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of each Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issuable by such Trust;
(iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Trust and the date or dates upon which such distributions will be payable; (iv) whether distributions on Preferred Securities issued by such Trust will be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Trust will be cumulative; (v) the amount or amounts which will be paid out of the assets of such Trust to the holders of Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which Preferred Securities issued by such Trust will be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of holders of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of such Preferred Securities, or of Preferred Securities issued by one or more Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debentures owned by such Trust may be distributed to holders of Preferred Securities of such Trust;
(ix) if applicable, any securities exchange upon which the Preferred Securities of such Trust will be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust not inconsistent with the Declaration of such Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by KCPL to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United Stated federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

          Each Trust will issue one series of Common Securities in connection with the issuance of Preferred Securities. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as will be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and such Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with such Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities of a Trust will also carry the right to vote to appoint, remove or replace any of the Trustees of such Trust. All of the Common Securities of each Trust will be directly or indirectly owned by KCPL.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

          If an Event of Default under a Declaration of a Trust occurs and is continuing, then the holders of Preferred Securities of such Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debentures against KCPL. In addition, the holders of a majority in liquidation amount of Preferred Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct such Property Trustee to exercise the remedies available to it as a holder of Subordinated Debentures.
If the Property Trustee fails to enforce its right under the Subordinated Debentures held by a Trust, a holder of Preferred Securities of such Trust may institute a legal proceeding directly against KCPL to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration of a Trust has occurred and is continuing and such event is attributable to the failure of KCPL to pay interest or principal on the applicable series of Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in such Subordinated Debentures. In connection with such Direct Action, KCPL will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by KCPL to such holder of Preferred Securities in such Direct Action.


                 DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

          Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by KCPL for the benefit of the holders from time to time of the Preferred Securities under each Trust. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as the Guarantee Trustee. The terms of each Preferred Securities Guarantee will be those set forth therein and those made a part thereof by the Trust Indenture Act. The following summary of the material terms of the Preferred Securities Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Trust.

GENERAL

          Pursuant to each Preferred Securities Guarantee with respect to a Trust, KCPL will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by such Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such Trust), as and when due regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments or distributions with respect to the Preferred Securities of a Trust, to the extent not paid or made by such Trust, (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee with respect to such Trust (without duplication):(i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent such Trust has funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of the redemption (the "Redemption Price"), to the extent such Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debentures held by such Trust to the holders of Preferred Securities issued by such Trust in exchange for such Preferred Securities or redemption of all such Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such Trust has funds available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. KCPL's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by KCPL to the holders of Preferred Securities issued by a Trust or by causing such Trust to pay such amounts to such holders.

          The Preferred Securities Guarantee for a Trust will not apply to any payment of distributions except to the extent such Trust has funds available therefor. If KCPL does not make interest payments on the Subordinated Debentures purchased by a Trust, such Trust will not pay distributions on the Preferred Securities issued by such Trust and will not have funds available therefor.

          The Preferred Securities Guarantee for a Trust, when taken together with KCPL's obligations under the applicable Subordinated Debentures, the Indenture and the applicable Declaration, including its obligation to pay costs, expenses, debt, and liabilities of such Trust (other than with respect to its Trust Securities), will be a full and unconditional guarantee, on a subordinated basis, by KCPL of payments due on the Preferred Securities issued by such Trust from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account of such Trust to make such distributions or other payments. If KCPL does not make interest payments on the Subordinated Debentures held by the Property Trustee for a Trust, such Trust will not make distributions on the Preferred Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Debentures -- Certain Covenants."

CERTAIN COVENANTS OF KCPL

          In the Preferred Securities Guarantee for a Trust, KCPL will covenant that, so long as any Preferred Securities issued by such Trust remain outstanding, if there shall have occurred and be continuing any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Trust, then (a) KCPL may not declare or pay any dividend on, or make any distribution of such Trust with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or exchanged), (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by KCPL which rank PARI PASSU with or junior to the Subordinated Debentures and (c) KCPL may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Stock Guarantees).

AMENDMENTS AND ASSIGNMENT

          Except with respect to any changes which do not materially adversely affect the rights of holders of Preferred Securities issued by a Trust (in which case no vote will be required), the Preferred Securities Guarantee for such Trust may be amended only with the prior approval of the holders of not less than 66-2/3% in liquidation amount of the outstanding Preferred Securities issued by such Trust. The manner of obtaining any such approval of holders of Preferred Securities will be set forth in the applicable Prospectus Supplement. All guarantees and agreements contained in each Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of KCPL and will inure to the benefit of the Preferred Guarantee Trustee and the holders of the Preferred Securities of the applicable Trust then outstanding.


TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

          Each Preferred Securities Guarantee for a Trust will terminate and be of no further force and effect as to the Preferred Securities issued by such Trust upon full payment of the Redemption Price of all such Preferred Securities, or upon distribution of the Subordinated Debentures held by such Trust to the holders of the Trust Securities of such Trust, and will terminate completely upon full payment of the amounts payable upon liquidation of such Trust. See "Description of the Subordinated Debentures -- Indenture Events of Default" for a description of the events of default and enforcement rights of the holders of Subordinated Debentures. Each Preferred Securities Guarantee for a Trust will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by such Trust must repay to such Trust or KCPL, or their successors, any sums paid to them under such Preferred Securities or Preferred Securities Guarantee.

EVENTS OF DEFAULT

          An event of default under each Preferred Securities Guarantee will occur upon the failure of KCPL to perform any of its payment or other obligations thereunder.

          The holders of a majority in liquidation amount of the Preferred Securities issued by a Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee for such Trust or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee for a Trust, any holder of related Preferred Securities may institute a legal proceeding directly against KCPL to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against such Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

          KCPL's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute unsecured obligations of KCPL and will rank (i) subordinate and junior in right of payment to all other liabilities of KCPL, including the Subordinated Debentures, except those liabilities of KCPL made PARI PASSU or subordinate by their terms, (ii) PARI PASSU with the most senior preferred stock now or hereafter issued by KCPL and with any guarantee now or hereafter entered into by KCPL in respect of any preferred or preference stock of any affiliate of KCPL, and (iii) senior to KCPL common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the a Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

          Each Preferred Securities Guarantees will constitute guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under such Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of the related Preferred Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce each Preferred Securities Guarantee on behalf of the holders of the related Preferred Securities. The Preferred Securities Guarantee for a Trust will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by such Trust).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

          The Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in each Preferred Securities Guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee for a Trust at the request of any holder of Preferred Securities issued by such Trust, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under such Preferred Securities Guarantee, from exercising the rights and powers vested in it by such Preferred Securities Guarantee. The Guarantee Trustee also serves as Property Trustee.

          KCPL and its officers and directors have no material relationship with the Guarantee Trustee except that (a) the Guarantee Trustee is a dealer in commercial paper issued by KCPL, (b) the Guarantee Trustee is trustee and remarketing agent for certain governmental revenue bonds which are payable with amounts paid by KCPL to the issuer of such bonds, and (c) KCPL and its principal subsidiary maintain lines of credit with the Guarantee Trustee.

GOVERNING LAW

          The Preferred Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.


                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

          Set forth below is a description of the terms of the Subordinated Debentures which each of the Trusts will hold as trust assets. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture

("Indenture"), dated as of _________________, between KCPL and The First National Bank of Chicago, as Trustee (the "Debt Trustee"), as supplemented by the Supplemental Indenture creating each series of Subordinated Debentures. The Indenture and the form of Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms each series of Subordinated Debentures will include those stated in the Indenture and the related Supplemental Indenture and those made a part of the Indenture by reference to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture and the related Supplemental Indenture.

          Under certain circumstances involving the dissolution of a Trust following the occurrence of a Special Event as defined in the applicable Prospectus Supplement, Subordinated Debentures held by a Trust may be distributed to the holders of Trust Securities issued by such Trust in liquidation of such Trust. See "Description of the Preferred Securities -- Dissolution; Distribution of Subordinated Debentures" in the applicable Prospectus Supplement.

          If any Subordinated Debentures are distributed to the holders of Trust Securities, KCPL will use its best efforts to have such Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the related Preferred Securities are then listed.

GENERAL

          The Indenture provides for the issuance of Subordinated Debentures in an unlimited amount from time to time. Each series of Subordinated Debentures will constitute a separate series under the Indenture, will be in a principal amount equal to the aggregate stated Liquidation Amount of the Preferred Securities issued by the Trust which will hold such Subordinated Debentures plus KCPL's concurrent investment in the Common Securities of such Trust and will rank PARI PASSU with all other series of Subordinated Debentures.

          The entire principal amount of the Subordinated Debentures held by a Trust will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined), if any, on the date set forth in the applicable Prospectus Supplement.

          Reference is made to the Prospectus Supplement relating to the particular Subordinated Debentures being offered thereby for the following terms: (1) the designation of such Subordinated Debentures; (2) the aggregate principal amount of such Subordinated Debentures; (3) the date or dates on which such Subordinated Debentures will mature and the right, if any, to shorten such date or dates; (4) the rate or rates; if any, per annum, at which such Subordinated Debentures will bear interest, or the method of determination of such rate or rates; (5) the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (6) the right, if any, to extend the interest payment periods and the duration of such extensions; (7) provisions for a sinking, purchase or other analogous fund; (8) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debentures may be redeemed, in whole or in part, at the option of KCPL or the holder; (9) the form of such Subordinated Debentures; and (10) any other specific terms of such Subordinated Debentures. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debentures offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of KCPL by check mailed to the address of the person entitled thereto as it appears in the Security Register.

          If a Prospectus Supplement specifies that a series of Subordinated Debentures is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement will also specify the denomination in which such Subordinated Debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

          The covenants contained in the Indenture would not necessarily afford protection to holders of the Subordinated Debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings of KCPL.

          If Subordinated Debentures held by a Trust are distributed to holders of its Preferred Securities in liquidation of such holders' interests in such Trust, such Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "--Book Entry and Settlement." In the event Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations as specified in the applicable Prospectus Supplement and integral multiples thereof and may be transferred or exchanged at the offices described therein. Payments on Subordinated Debentures issued as a Global Security will be made to the depositary for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of KCPL by check mailed to the address of the persons entitled thereto.

          The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving KCPL.

SUBORDINATION

          The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of KCPL, whether now existing or hereafter incurred. Senior Indebtedness may include Indebtedness of KCPL which is subordinated to other Indebtedness of KCPL but nevertheless senior to the Subordinated Debentures. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debentures may be made if (a) there is any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of KCPL to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

          The term "Senior Indebtedness" means (i) any payment in respect of (a) indebtedness of KCPL for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by KCPL including, without limitation, indebtedness evidenced by securities issued pursuant to its General Mortgage Indenture and Deed of Trust dated as of December 1, 1986, between KCPL and UMB Bank, N.A., as supplemented, and pursuant to indentures with various trustees (other than the Indenture); (ii) all capital lease obligations of KCPL; (iii) all obligations of KCPL issued or assumed as the deferred purchase price of property, all conditional sale obligations of KCPL and all of its obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(iv) all obligations of KCPL for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which KCPL is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of KCPL (whether or not such obligation is assumed by KCPL), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Subordinated Debentures, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or other entity affiliated with KCPL which is a financing vehicle of KCPL in connection with the issuance of preferred securities by such entity or other securities which rank PARI PASSU with, or junior to, the Preferred Securities, and (2) any indebtedness between or among KCPL and its affiliates. Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

          The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by KCPL.

CERTAIN COVENANTS

           If (i) there has occurred any event that would constitute an Indenture Event of Default or (ii) KCPL is in default with respect to its payment of any obligations under any Preferred Securities, then (a) KCPL may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or, (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or exchanged), (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by KCPL which rank PARI PASSU with or junior to the Subordinated Debentures and (c) KCPL may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantees).


          If KCPL has given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing, then (a) KCPL may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or, (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or exchanged) (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by KCPL which rank PARI PASSU with or junior to the Subordinated Debentures and (c) KCPL may not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantees).

          For so long as the Trust Securities under a Trust remain outstanding, KCPL will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of such Trust; provided, however, that any permitted successor of KCPL under the Indenture may succeed to KCPL's ownership of such Common Securities, (ii) not to cause, as sponsor of such Trust, or to permit, as holder of such Common Securities, the dissolution or winding-up of such Trust, except in connection with a distribution of the Subordinated Debentures held by such Trust as provided in the Declaration for such Trust and in connection with certain mergers, consolidations or amalgamations and (iii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities of such Trust in liquidation of such Trust, the redemption of all such Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by such Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

OPTIONAL REDEMPTION

          KCPL will have the right to redeem the Subordinated Debentures of each series, in whole or in part, from time to time, on or after the date set forth in the applicable Prospectus Supplement or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Tax Event Redemption" in the applicable Prospectus Supplement, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities of a Trust resulting from a partial redemption of the Subordinated Debentures held by such Trust would result in the delisting of such Preferred Securities, KCPL may only redeem such Subordinated Debentures in whole.

INTEREST

          Each Subordinated Debenture will bear interest at the rate set forth in the applicable Prospectus Supplement from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debentures do not continue to remain in book-entry only form, KCPL will have the right to select record dates which may be not less than fifteen days prior to each Interest Payment Date.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

          Except to the extent set forth in the applicable Prospectus Supplement, KCPL will have the right at any time, and from time to time, during the term of any series of Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, KCPL will pay all interest then accrued and unpaid (including any Additional Interest, together with interest thereon at the rate specified for such Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, (a) KCPL may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (other than (i) purchases or acquisitions of shares of KCPL common stock in connection with the satisfaction by KCPL of its obligations under any employee benefit plans or any other contractual obligation of KCPL (other than a contractual obligation ranking PARI PASSU with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of KCPL capital stock or the exchange or conversion of one class or series of KCPL capital stock for another class or series of KCPL capital stock or, (iii) the purchase of fractional interests in shares of KCPL capital stock pursuant to the conversion or exchange provisions of such KCPL capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing (b) KCPL may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by KCPL which rank PARI PASSU with or junior to the Subordinated Debentures to which such Extension Period applies and (c) KCPL will not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantees).
This covenant effectively requires that any Extension Period with respect to payment of interest on a series of Subordinated Debentures will also apply to each other series of subordinated debentures issued under the Indenture to other trusts similar to the Trust. Prior to the termination of any such Extension Period for a series of Subordinated Debentures, KCPL may further defer payments of interest on such Subordinated Debentures, by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof for such series of Subordinated Debentures may not exceed 20 consecutive quarters or extend beyond the maturity of such series of Subordinated Debentures.

          Upon the termination of any Extension Period for a series of Subordinated Debentures, and the payment of all amounts then due, KCPL may select a new Extension Period for such series of Subordinated Debentures, as if no Extension Period had previously been declared, subject to the above requirements. No interest on a series of Subordinated Debentures during an Extension Period, except at the end thereof, will be due and payable on such series of Subordinated Debentures.

          KCPL has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on any Subordinated Debentures.

          If the Property Trustee is the sole holder of a series of Subordinated Debentures, KCPL will give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period for such series of Subordinated Debentures one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the related Preferred Securities are payable or (ii) the date the applicable Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities on the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of KCPL's selection of such Extension Period to the holders of such Preferred Securities. If the Property Trustee is not the sole holder of a series of Subordinated Debentures, KCPL will give the holders of such Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date KCPL is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Subordinated Debentures on the record or payment date of such related interest payment, but in any event at least two Business Days before such record date.

ADDITIONAL INTEREST

          If at any time a Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, KCPL will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by such Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts such Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

          In case any Indenture Event of Default occurs and is continuing with respect to a series of Subordinated Debentures, the Property Trustee, as the holder of such Subordinated Debentures, will have the right to declare the principal of and the interest on such Subordinated Debentures (including Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.

          The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to any series of the Subordinated Debentures:

          (a) failure for 30 days to pay interest on the Subordinated Debentures of such series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by KCPL will not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal of or premium, if any, on the Subordinated Debentures of such series when due whether at maturity, upon redemption or otherwise; or

          (c) failure to observe or perform any other covenant (other than those specifically relating solely to one or more other series of Subordinated Debentures) contained in the Indenture for 90 days after written notice to KCPL from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debentures; or

          (d) certain events of bankruptcy, insolvency or reorganization of KCPL; or

          (e) the voluntary or involuntary dissolution, winding-up or termination of the applicable Trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities of such Trust in liquidation of such Trust, the redemption of all outstanding Trust Securities of such Trust and certain mergers, consolidations or amalgamations permitted by the Declaration.

          The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures of such series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. Either the Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures of such series may declare the principal of such series due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive such default if such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee.

          The holders of a majority in aggregate outstanding principal amount of a series of Subordinated Debentures affected thereby may, on behalf of the holders of all such Subordinated Debentures, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee) or (ii) a default in the covenant of KCPL not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire any of its capital stock during an Extension Period. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances described in the applicable Prospectus Supplement may have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debentures.

PAYMENT AND PAYING AGENTS

          Payment of principal of and premium (if any) on Subordinated Debentures will be made only against surrender to the Paying Agent of the Subordinated Debentures. Principal of and any premium and interest, if any, on Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as KCPL may designate from time to time, except that at the option of KCPL payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Debenture Register with respect to the Subordinated Debentures. Payment of interest on the Subordinated Debentures on any Interest Payment Date will be made to the person in whose name the Subordinated Debenture (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

          The Debt Trustee will act as Paying Agent with respect to the Subordinated Debentures. KCPL may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paving Agent acts, except that KCPL will be required to maintain a Paying Agent at the place of payment.

          All moneys paid by KCPL to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Debentures which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to KCPL and the holder of such Subordinated Debentures will thereafter look only to KCPL for payment thereof.

MODIFICATION OF THE INDENTURE

          The Indenture contains provisions permitting KCPL and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures, to modify the Indenture or the rights of the holders of the Subordinated Debentures, and the holders of not less than a majority in principal amount of the Subordinated Debentures of a particular series to modify the supplemental indenture affecting that series; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the fixed maturity of such Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of the Subordinated Debentures so affected or (ii) reduce the percentage of Subordinated Debentures, the holders of which are required for such consent, without the consent of the holder of each Subordinated Debenture then outstanding and affected thereby.

          In addition, KCPL and the Debt Trustee may execute, without the consent of holders of the Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Debentures.

CONSOLIDATION, MERGER AND SALE

          The Indenture does not contain any covenant which restricts the ability of any Trust or KCPL to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

          Under the terms of the Indenture, KCPL will be discharged from any and all obligations in respect of any series of Subordinated Debentures (except in each case for certain obligations with respect to denominations and provisions for payment of such Subordinated Debentures and obligations to register the transfer or exchange of such Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if KCPL (i) deposits with the Debt Trustee, in trust, moneys or Governmental Obligations, in an amount sufficient to pay all the principal of, and interest on, such Subordinated Debentures on the dates such payments are due in accordance with the terms of such Subordinated Debentures and (ii) delivers to the Debt Trustee an opinion of counsel to the effect that, based upon KCPL's receipt from, or the publication by, the Internal Revenue Service of a ruling, or a change in law, the holders of the Subordinated Debentures of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.

GOVERNING LAW

          The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

          The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing will not relieve the Debt Trustee, upon the occurrence of an Indenture Event of Default, from exercising the rights and powers vested in it by the Indenture. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

          KCPL will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of KCPL; provided that, in the event of any such assignment, KCPL will remain liable for all of such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

          The Indenture will provide that KCPL will pay all fees and expenses related to (i) the offering and sale of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of each Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of holders of Preferred Securities.


             EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES
                     AND THE PREFERRED SECURITIES GUARANTEE

          As set forth in the Declaration for each Trust, the sole purposes of each Trust are to (i) issue Trust Securities, (ii) invest the proceeds thereof in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

          As long as payments of interest and other payments are made when due on a series of Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the related Trust Securities primarily because (i) the aggregate principal amount of such Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and interest and other payment dates on such Subordinated Debentures will match the distribution rate and distribution and other payment dates for such Preferred Securities; (iii) KCPL will pay for all costs and expenses of each Trust; and (iv) the Declaration provides that the Trustees may not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

          Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by KCPL as and to the extent set forth under "Description of the Preferred Securities Guarantee". If KCPL does not make interest payments on the Subordinated Debentures purchased by a Trust, it is expected that such Trust will not have sufficient funds to pay distributions on such Preferred Securities. The Preferred Securities Guarantee for a Trust is a full and unconditional guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until such Trust has sufficient funds for the payment of such distributions.

          If KCPL fails to make interest or other payments on the Subordinated Debentures held by a Trust when due (taking into account any Extension Period), the Declaration for such Trust provides a mechanism whereby the holders of the Preferred Securities of such Trust, using the procedures described in "Description of the Preferred Securities -- Voting Rights" in the applicable Prospectus Supplement may direct the Property Trustee to enforce its rights under such Subordinated Debentures, including proceeding directly against KCPL to enforce the Subordinated Debentures. If the Property Trustee fails to enforce its rights under such Subordinated Debentures, a holder of such Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against KCPL to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity, including such Trust.

          If KCPL fails to make payments under a Preferred Securities Guarantee for a Trust, such Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities of such Trust may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of such Preferred Securities may institute a legal proceeding directly against KCPL to enforce the

Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against such Trust, the Guarantee Trustee or any other person or entity.

          The above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by KCPL of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General."


                              PLAN OF DISTRIBUTION

          KCPL and the Trusts may offer and sell the Preferred Securities in any of three ways: (i) through agents; (ii) through underwriters or dealers; or
(iii) directly to one or more purchasers. The Prospectus Supplement with respect to any of the Preferred Securities will set forth the terms of the offering of such Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Preferred Securities, the proceeds to the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such Preferred Securities may be listed.

          The distribution of the Preferred Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at a market price prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Underwriters, dealers and agents may be entitled, under agreements entered into with KCPL to indemnification by KCPL against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents, and affiliates thereof, may be customers of, engage in transactions with, or perform services for KCPL and its affiliates in the ordinary course of business.

          All Preferred Securities will be new issues of securities with no established trading market. Any underwriters to whom Preferred Securities are sold by a Trust for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Preferred Securities.

                                     EXPERTS

          The financial statements included in KCPL's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Prospectus and in the Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their reports with respect thereto, and are included herein, in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL OPINIONS

          Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of each Trust by Pepper, Hamilton & Scheetz, special Delaware counsel to each Trust. Legal matters with respect to the Subordinated Debentures offered hereby and the Preferred Securities Guarantees will be passed upon for KCPL by Jeanie Sell Latz, Senior Vice President and Chief Legal Officer, and for the Underwriters by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. Sidley & Austin will rely for purposes of their opinions upon the opinion of Ms. Latz as to matters of Missouri law. Certain United States federal income taxation matters will be passed upon by Sidley & Austin. At September 30, 1996, Ms. Latz owned beneficially 1,945 shares of KCPL's Common Stock; she also has options to purchase 15,375 shares of KCPL's Common Stock at the fair market value on the dates of the grants. Sidley & Austin occasionally performs legal services for KCPL.

          The statements herein under "Description of Subordinated Debentures" and "Description of Preferred Securities Guarantees," as to the matters of law and legal conclusions, have been prepared under the supervision of and reviewed by, and are made on the authority of Ms. Latz, who has given her opinion that such statements as to such matters and conclusions are correct.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
No person is authorized to give any information or make any representations, other than those contained or incorporated by reference in this Prospectus Supplement and the Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the KCPL, the Trust or the Underwriters. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of KCPL since the date as of which information is given in this Prospectus Supplement and the Prospectus. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                            ________________________
                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----
                              Prospectus Supplement
 Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Kansas City Power & Light Company . . . . . . . . . . . . . . . . . . . .
 The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . .
 Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Capitalization of KCPL. . . . . . . . . . . . . . . . . . . . . . . . . .
 Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . .
 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Description of the Preferred Securities Guarantee . . . . . . . . . . . .
 Description of the Preferred Securities . . . . . . . . . . . . . . . . .
 Description of the Subordinated Debentures  . . . . . . . . . . . . . . .
 Effect of Obligations under the Junior Subordinated
    Debt Securities and the Preferred Securities
    Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 United States Federal Income Taxation . . . . . . . . . . . . . . . . . .
 Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                   PROSPECTUS
 Available Information
 Incorporation of Certain Documents by Reference
 Kansas City Power & Light Company
 The Trusts
 Ratios of Earnings to Fixed Charges  and Earnings
   to Fixed Charges and  Preferred Dividend Requirements
 Use of Proceeds
 Description of the Preferred Securities
 Description of the Preferred Securities Guarantee
 Description of the Subordinated Debentures
 Effect of Obligations Under the Subordinated
    Debentures and the Preferred Securities Guarantee
 Plan of Distribution
 Experts
Legal Opinions

                              --------------------
                              --------------------

                              PREFERRED SECURITIES




                                KCPL Financing I
                                KCPL Financing II
                               KCPL Financing III




                             ____% TRUST ORIGINATED
                              PREFERREDSECURITIES_
                                    ("TOPRS_)
                            FULLY AND UNCONDITIONALLY
                                  GUARANTEED BY


                                  KANSAS CITY
                                  POWER & LIGHT
                                     COMPANY


                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------


                               MERRILL LYNCH & CO.


                                     , 199_


                              ---------------------
                              ---------------------

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION

     An estimate of such expense, other than underwriting commissions, is as follows:

     Securities and Exchange Commission filing fee . . . . . . .       $90,909
     New York Stock Exchange listing fee   . . . . . . . . . . .        45,000
     Rating Agency fees  . . . . . . . . . . . . . . . . . . . .        77,000
     Trustees' expenses  . . . . . . . . . . . . . . . . . . . .        15,000
     Printing and engraving fees . . . . . . . . . . . . . . . .        30,000
     Accounting fees and expenses. . . . . . . . . . . . . . . .        10,000
     Legal fees and expenses   . . . . . . . . . . . . . . . . .       125,000
     Blue Sky expenses   . . . . . . . . . . . . . . . . . . . .         1,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .         6,091
          Total  . . . . . . . . . . . . . . . . . . . . . . . .      $400,000
                                                                      --------
                                                                      --------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 351.355 R.S.Mo. (1986) provides as follows:

          1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in an manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

          4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          6. The indemnification provided by this section shall be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

          8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

          10. For the purpose of this section, references to "the corporation"include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          The officers and directors of KCPL (the "Company") have entered into indemnification agreements with KCPL indemnifying such officers and directors to the extent allowed under the above Section 351.355 RSMo (1986). Article XIII of the Restated Articles of Consolidation of KCPL provides as follows:

          ARTICLE THIRTEENTH. (a)    Right to Indemnification.  Each person who
was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEENTH. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     (b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEENTH shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding the office of Director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its Directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such Director's or officer's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEENTH after the date of approval of this ARTICLE THIRTEENTH by the Company's shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

     (c) Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEENTH.

     (d) Amendment. This ARTICLE THIRTEENTH may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person's then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or
(c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

          Each Declaration of Trust provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, or agents of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust also provides that, to the fullest extent permitted by applicable law, KCPL shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. The Declaration of Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by KCPL prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by KCPL of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

ITEM 16.  EXHIBITS

          The following exhibits are filed herewith. Documents indicated by an asterisk (*) are incorporated by reference by the File No. indicated.

          EXHIBIT
          NUMBER              DESCRIPTION OF DOCUMENT
          ------              -----------------------

            1  Form of purchase agreement for offering of Preferred Securities.

          4-a Certificate of Trust of KCPL Financing I, (The Certificate of Trust for each other Trust are identical except for the name, and will be filed upon request).

          4-b Form of Amended and Restated Declaration of Trust of KCPL Financing I. (The Declaration of Trust for each other Trust are identical except for the name, and will be filed upon request).

          4-c Indenture between KCPL and The First National Bank of Chicago, as Trustee.

          4-d Form of Supplemental Indenture to be used in connection with the issuance of each series of Subordinated Debentures.

          4-e  Form of Preferred Security (included in 4-b).

          4-f  Form of Subordinated Debenture  (included in 4-d).

          4-g  Form of Preferred Securities Guarantee Agreement.

          4-h *General Mortgage and Deed of Trust dated as of December 1, 1986, between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4-bb to Form 10-K for the year ended December 31, 1986).

          4-i *Third Supplemental Indenture dated as of April 1, 1991, to Indenture dated as of December 1, 1986 (Exhibit 4-aq to Registration Statement, Registration No. 33-42187).

          4-j *Fourth Supplemental Indenture dated as of February 15, 1992, to Indenture dated as of December 1, 1986 (Exhibit 4-y to From 10-K for year ended December 31, 1991).

          4-k *Fifth Supplemental Indenture dated as of September 15, 1992, to Indenture dated as of December 1, 1986 (Exhibit 4-a to Form 10-Q dated September 30, 1992).

          4-l *Sixth Supplemental Indenture dated as of November 1, 1992, to Indenture dated as of December 1, 1986 (Exhibit 4-z to Registration Statement, Registration No. 33-54196).

          4-m *Seventh Supplemental Indenture dated as of October 1, 1993, to Indenture dated as of December 1, 1986 (Exhibit 4-a to Form 10-Q dated September 30, 1993).

          4-n *Eighth Supplemental Indenture dated as of December 1, 1993, to Indenture dated as of December 1, 1986 (Exhibit 4 to Registration Statement, Registration No. 33-51799).

          4-o *Ninth Supplemental Indenture dated as of February 1, 1994, to Indenture dated as of December 1, 1986 (exhibit 4-h to Form 10-K for year ended December 31, 1993).

          4-p *Tenth Supplemental Indenture dated as of November 1, 1994, to Indenture dated as of December 1, 1986 (Exhibit 4-i to Form 10-K for year ended December 31, 1994).

          4-q *Note Indenture dated as of November 1, 1994, between the Company and the Bank of New York creating the Notes (Exhibit 4-j to Registration Statement, Registration No. 33-56309).

          4-r *Note Indenture dated as of November 15, 1992, between the Company an The Bank of New York creating the Notes (Exhibit 4-aa to Registration Statement, Registration No. 33-54196).

          4-s *Note Indenture dated as of February 15, 1992, between the Company and The Bank of New York (Exhibit 4-bb to Registration Statement, Registration No. 33-45736).

          4-t *Note Indenture dated as of April 1, 1991, between the Company and The Bank of New York (Exhibit 4-bb to Registration Statement, Registration No. 33-42187).

          4-u *Form of Note Indenture dated as of December 1, 1996, between the Company and The Bank of New York creating the Notes.

          4-v *Resolution of Board of Directors Establishing 3.80% Cumulative Preferred Stock (Exhibit 2-R to Registration Statement, Registration No. 2-402339).

          4-w *Resolution of Board of Directors Establishing 4% Cumulative Preferred Stock (Exhibit 2-S to Registration Statement, Registration No. 2-40239).

          4-x *Resolution of Board of Directors Establishing 4.50% Cumulative Preferred Stock (Exhibit 2-T to Registration Statement, Registration No. 2-40239).

          4-y *Resolution of Board of Directors Establishing 4.20% Cumulative Preferred Stock (Exhibit 2-U to Registration Statement, Registration No. 2-40239).

          4-z *Resolution of Board of Directors Establishing 4.35% Cumulative Preferred Stock (Exhibit 2-V to Registration Statement, Registration No. 2-40239).

          4-aa *Certificate of Designation of Board of Directors Establishing the $50,000,000 Cumulative No Par Preferred Stock, Auction Series A (Exhibit 4-a to Form 10-Q dated March 31, 1992).

          5-a Opinion of Pepper, Hamilton & Scheetz re legality of Preferred Securities.

          5-b Opinion of J.S. Latz, Senior Vice President and Chief Legal Officer of KCPL, re legality of Subordinated Debentures and the Preferred Securities Guarantees.

          8    Opinion of Sidley & Austin re tax matters.

          12 Statement re Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred Dividend Requirements.

          23-a Consent of Independent Accountants -- Coopers & Lybrand L.L.P.

          23-b Consent of Pepper, Hamilton & Scheetz (included in 5-a).

          23-c Consent of J.S. Latz (included in 5-b).

          23-d Consent of Sidley & Austin (included in 8).

          24   Powers of attorney.

          25-a Statement of eligibility and qualification on Form T-1 of The
               First National Bank of Chicago, as Debt Trustee under the Indenture.

          25-b Statements of Eligibility of The First National Bank of Chicago as Trustee under the Amended and Restated Declaration of Trust of KCPL Financing I and under the Preferred Security Guarantee of KCPL for the benefit of the holders of Preferred Securities of KCPL Financing I.

          25-c Statements of Eligibility of The First National Bank of Chicago as Trustee under the Amended and Restated Declaration of Trust of KCPL Financing II and under the Preferred Security Guarantee of KCPL for the benefit of the holders of Preferred Securities of KCPL Financing II.

          25-d Statements of Eligibility of The First National Bank of Chicago as Trustee under the Amended and Restated Declaration of Trust of KCPL Financing III and under the Preferred Security Guarantee of KCPL for the benefit of the holders of Preferred Securities of KCPL Financing III.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Provided, however, that (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of KCPL's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Kansas City Power & Light Company, on behalf of each of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and State of Missouri as of this 17th day of December, 1996.

                                   KANSAS CITY POWER & LIGHT COMPANY


                                   By      /s/ Drue Jennings
                                      ------------------------------
                                          (Drue Jennings)
                                          Chairman of the Board and
                                          Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Drue Jennings and _______________, or either of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                          Title               Date
     ---------                          -----               ----

                              Chairman of the Board and     )
     /s/Drue Jennings         Chief Executive               )
----------------------------- Officer (Principal Executive  )
     (Drue Jennings)          Officer)                      )
                                                            )
     /s/B. J. Beaudoin        Executive Vice President      )
----------------------------- and Chief Financial Officer   )
     (B. J. Beaudoin)         (Principal Financial Officer) )
                                                            )
     /s/Neil Roadman          Controller (Principal         )
----------------------------- Accounting Officer)           )
     (Neil Roadman                                          )
                                                            )
      *David L. Bodde         Director                      )
-----------------------------                               )
      (David L. Bodde)                                      )
                                                            )
      *William H. Clark       Director                      )
-----------------------------                               )
      (William H. Clark)                                    )
                                                            )
     *Robert J. Dineen        Director                      ) December 17,  1996
-----------------------------                               )
      (Robert J. Dineen)                                    )
                                                            )
      *Arthur J. Doyle        Director                      )
-----------------------------                               )
      (Arthur J. Doyle)                                     )
                                                            )
     *W. Thomas Grant II      Director                      )
-----------------------------                               )
     (W. Thomas Grant II)                                   )
                                                            )
    *George E. Nettels, Jr.   Director                      )
-----------------------------                               )
    (George E. Nettels, Jr.)                                )
                                                            )
   *Linda Hood Talbott        Director                      )
-----------------------------                               )
    (Linda Hood Talbott)                                    )
                                                            )
      *Robert H. West         Director                      )
-----------------------------                               )
       (Robert H. West)                                     )

*By   /s/Drue Jennings
   ---------------------
      (Drue Jennings)
      Attorney-in-fact

KCPL FINANCING I
 (Registrant)

By: /s/ Andrea F. Bielsker
    -----------------------------
    Trustee


KCPL FINANCING II
  (Registrant)

By: /s/ Andrea F. Bielsker
    -----------------------------
     Trustee

KCPL FINANCING III
 (Registrant)

By: /s/ Andrea F. Bielsker
    -----------------------------
     Trustee